UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2014

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact Name of Registrant as Specified in its Charter)

Maryland (Sotherly Hotels Inc.)	001-32379 (Sotherly Hotels Inc.)	20-1531029 (Sotherly Hotels Inc.)
Delaware (Sotherly Hotels LP)	001-36091 (Sotherly Hotels LP)	20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of the Georgian Terrace Hotel

On January 13, 2014, Sotherly Hotels Inc. (the “Company”), the sole general partner of Sotherly Hotels LP (the “Operating Partnership” and, together with the Company and subsidiaries of the Operating Partnership, “we”, “our” and “us”), entered into a contract (together with amendments thereto, the “Purchase Agreement”) to acquire a 326-room hotel in Atlanta, Georgia known as the Georgian Terrace Hotel (the “Hotel”) for the aggregate purchase price of approximately $61 million from CSC Georgian Terrace Limited Partnership, a Florida limited partnership (the “Seller”) (the “Georgian Terrace Acquisition”). The transaction includes: (i) approximately 1.9 acres of land located in Atlanta, Georgia; (ii) the improvements located thereon consisting of the Hotel and a 698 space parking structure; (iii) all personal property and equipment owned by the Seller and located in or at the Hotel; (iv) all permits and licenses owned or transferable by the Seller as described in the Purchase Agreement; (v) other such tangible and intangible property as described in the Purchase Agreement; and (vi) a separate 0.6 acre development parcel with related development rights and improvements located thereon (items (i)-(vi) hereinafter referred to as the “Property”).

In order for the Property to be eligible to qualify as potential “replacement property” in an Internal Revenue Code Section 1031 “like-kind” exchange that the Operating Partnership intends to undertake, the Property was acquired in a “parking arrangement” under Revenue Procedure 2000-37 by a newly-formed Delaware limited liability company, Atlanta Hotel Associates LLC, the sole manager of which is the Operating Partnership and the sole member and beneficial owner of which is an “exchange accommodation titleholder”.

On March 27, 2014, the Georgian Terrace Acquisition closed.

A copy of the Purchase Agreement is attached to this current report on Form 8-K as Exhibit 10.47 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Purchase Agreement.

Entry into Mortgage Loan Agreement

On March 27, 2014, we entered into a Loan Agreement and other loan documents to secure a $41.5 million mortgage (the “Mortgage Loan”) on the Property with Bank of the Ozarks.

Pursuant to the loan documents, the Mortgage Loan:

•	has a maturity date of March 27, 2017, with two 1-year extension options, each option subject to certain criteria;

•	bears a floating interest rate of the three-month LIBOR plus 3.75% with a 4.00% floor, amortized on a 25-year schedule following a 12-month interest only period; and

•	is guaranteed by the Operating Partnership.

The loan proceeds were used to finance the Georgian Terrace Acquisition.

Entry into Bridge Loan

On March 26, 2014, we entered into a Note Agreement, Guaranty, and Pledge Agreement to secure a $19 million secured loan (the “Bridge Loan”) with Richmond Hill Capital Partners, LP (“Richmond Hill”) and Essex Equity Joint Investment Vehicle, LLC (collectively with Richmond Hill, the “Bridge Lenders”).

The Bridge Loan:

•	has a maturity date of March 26, 2015;

•	carries a fixed interest rate of 10% per annum;

•	is subject to a prepayment premium if the loan is prepaid in full or in part prior to March 26, 2015;

•	requires mandatory prepayment upon certain events;

•	contains limited financial covenants;

•	is guaranteed by the Company; and

•	is secured by a lien on 100% of the limited partnership interests in our subsidiary that owns the Hilton Philadelphia Airport hotel.

The loan proceeds were used to finance the Georgian Terrace Acquisition.

Material Relationships Aspect of the Transactions

Ryan P. Taylor, a former member of the Company’s board of directors, is an officer or employee of the Bridge Lenders or of one or more affiliates of the Bridge Lenders.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 31, 2014, the Company issued a press release announcing the acquisition of the Georgian Terrace Hotel located in Atlanta, Georgia, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

As of the date of filing of this current report on Form 8-K, it is impracticable for us to provide the financial statements required by this Item 9.01(a). In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 71 days after this initial report was required to be filed.

(b) Pro Forma Financial Information

As of the date of filing of this current report on Form 8-K, it is impracticable for us to provide the financial information required by this Item 9.01(b). In accordance with Item 9.01(b)(2) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 71 days after this initial report was required to be filed.

(c) Exhibits

10.47	Purchase Agreement between Sotherly Hotels Inc. and CSC Georgian Terrace Limited Partnership dated January 13, 2014.

99.1	Press Release dated April 1, 2014 announcing the acquisition of the Georgian Terrace hotel located in Atlanta, Georgia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2014

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom
President and Chief Operating Officer

SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom
President and Chief Operating Officer

Exhibit List

10.47	Purchase Agreement between Sotherly Hotels Inc. and CSC Georgian Terrace Limited Partnership dated January 13, 2014.

99.1	Press Release dated April 1, 2014 announcing the acquisition of the Georgian Terrace hotel located in Atlanta, Georgia.